Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA SUITE 3800 HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
Consent of Ryder Scott Company, L.P.
As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K/A of Apache Corporation, as well as in the Form 10-K of Apache Corporation for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 28, 2010, to our Firm’s name and our Firm’s review of the proved oil and gas reserve quantities of Apache Corporation as of December 31, 2010, to the incorporation by reference of our Firm’s name and review into Apache Corporation’s previously filed Registration Statements on Form S-3 (Nos. 333-57785, 333-75633, 333-32580, 333-105536 and 333-155884), on Form S-4 (No. 333-107934 and 333-166964), and on Form S-8 (Nos. 33-59721, 33-63817, 333-26255, 333-32557, 333-36131, 333-53961, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-106213, 333-125232, 333-125233, 333-135044, 333-143115 and 333-170533), and to the inclusion of our report, dated February 7, 2011, as Exhibit 99.1 to the Form 10-K of Apache Corporation for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 28, 2011.

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
April 7, 2011
RYDER SCOTT COMPANY PETROLEUM CONSULTANTS